UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2012

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Excel Trust, Inc. (the “Company”) has acquired four properties in separate transactions since December 31, 2011, for an aggregate purchase price of approximately $142.9 million. Under the rules and regulations of the Securities and Exchange Commission, these properties are individually insignificant, but, in the aggregate, are significant. Regulation S-X requires the presentation of audited statements of revenues and certain operating expenses for a majority of the individually insignificant properties when acquired properties are individually insignificant, but significant in the aggregate. As a result, the Company is presenting statements of revenues and certain operating expenses for Lake Pleasant Pavilion, a retail shopping center with approximately 178,000 square feet of gross leasable area located in Peoria, Arizona. The acquisition of Lake Pleasant Pavilion was completed on May 16, 2012 for a purchase price of approximately $41.8 million, including the assumption of a mortgage note in the amount of approximately $28.3 million, with a fixed interest rate of 6.1%. The acquisition of Lake Pleasant Pavilion in combination with the acquisition of the Promenade Corporate Center (as previously disclosed in the Company’s Current Report on Form 8-K filed on May 14, 2012), represent a majority of all properties acquired subsequent to December 31, 2011.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Properties Acquired

Independent Auditors’ Report

Statements of Revenues and Certain Expenses of Lake Pleasant Pavilion for the three months ended March 31, 2012 (unaudited) and for the year ended December 31, 2011

Notes to Statements of Revenues and Certain Expenses

(b)	Pro Forma Condensed Consolidated Financial Information (unaudited)

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Excel Trust, Inc. as of March 31, 2012

Unaudited Pro Forma Condensed Consolidated Statements of Operations of Excel Trust, Inc. for the three months ended March 31, 2012 and for the year ended December 31, 2011

Notes to Pro Forma Condensed Consolidated Statements of Operations of Excel Trust, Inc. (unaudited)

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit	Description of Exhibit

23.1	Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Excel Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of Lake Pleasant Pavilion located in Peoria, Arizona (the “Property”) for the year ended December 31, 2011. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Current Report on Form 8-K) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the Historical Summary of the Property presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

May 25, 2012

LAKE PLEASANT PAVILION, ARIZONA

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

For the Three Months Ended March 31, 2012 and for the Year Ended December 31, 2011

	Three months ended March 31, 2012	Year ended December 31, 2011
	(unaudited)
Revenues:
Rental revenues	$819,000	$3,225,000
Tenant reimbursements	161,000	678,000
Other income	7,000	18,000

Total revenues	987,000	3,921,000

Certain expenses
Property operating and maintenance	61,000	248,000
Property taxes	130,000	513,000
Management fees	24,000	97,000
Insurance	7,000	30,000

Total certain expenses	222,000	888,000

Revenues in excess of certain expenses	$765,000	$3,033,000

See accompanying notes to statements of revenues and certain expenses.

LAKE PLEASANT PAVILION, ARIZONA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1. Organization and Summary of Significant Accounting Policies

Organization

The accompanying statements of revenues and certain expenses include the operations of Lake Pleasant Pavilion located in Peoria, Arizona (the “Property”). The Property contains approximately 178,000 square feet (unaudited) of retail space. The acquisition of the Property by Excel Trust, Inc. (the “Company”) from a nonaffiliated third party was completed on May 16, 2012 for a purchase price of approximately $41.8 million, including the assumption of a mortgage note in the amount of approximately $28.3 million, with a fixed interest rate of 6.1%.

Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the Historical Summary is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of depreciation, interest expense and federal and state income taxes.

The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. The Historical Summary for the three months ended March 31, 2012 (unaudited) reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of revenues and certain expenses for the period presented. The revenues and certain expenses for the three months ended March 31, 2012 are not necessarily indicative of the expected results for the entire fiscal year ending December 31, 2012.

In the preparation of the accompanying Historical Summary, subsequent events were evaluated through May 25, 2012, the date the financial statements were issued.

Revenue Recognition

Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Estimated recoveries from certain tenants for their pro rata share of real estate taxes, insurance and other operating expense are recognized as revenues in the period the applicable expenses are incurred or as specified in the leases. Rental receivables are periodically evaluated for collectability.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

Concentration of Credit Risk

The Property had one tenant that accounted for approximately 10% of revenues in the three months ended March 31, 2012 and in the year ended December 31, 2011.

2. Leases

The aggregate annual future minimum lease payments to be received under existing operating leases as of December 31, 2011 are as follows:

2012	$3,286,000
2013	2,613,000
2014	2,443,000
2015	2,223,000
2016	2,065,000
2017 and thereafter	4,050,000

$16,680,000

The Property was completed in 2007 and was approximately 85% occupied at December 31, 2011 (unaudited). The Property is generally leased to tenants under lease terms that provide for the tenants to pay a pro rata share of their operating expenses. The above future minimum lease payments do not include amounts for tenant reimbursements of operating expenses.

Certain tenants have lease termination options built into their leases, which are subject to termination fees. In the event that a tenant does exercise its option to terminate its lease early and the terminated space is not subsequently leased out, the amount of future minimum rent received will be reduced.

3. Commitments and Contingencies

The Company may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Excel Trust, Inc.

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma financial information of Excel Trust, Inc. (the “Company”) is based on the historical financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2012 has been prepared as if the acquisition of Lake Pleasant Pavilion (the “Property”) had occurred on March 31, 2012. The condensed consolidated statements of operations of the Company for the three months ended March 31, 2012 and for the year ended December 31, 2011 have been prepared as if the acquisition of the Property had occurred on January 1, 2011.

Such unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company filed with the Securities and Exchange Commission in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Property had been completed on the date indicated, nor does it purport to represent the Company’s results of operations as of any future date or for any future period. The pro forma condensed consolidated statements of operations of the Company are adjusted to include the acquisition of the Property. In addition, the pro forma condensed consolidated financial statements are based upon pro forma allocations of the purchase price of the Property based upon preliminary estimates of fair value of the assets acquired and liabilities assumed in connection with the acquisition. These allocations may be adjusted in the future upon finalization of these preliminary estimates. Management believes all material adjustments necessary to reflect the effect of their acquisition have been made to the unaudited pro forma financial information.

EXCEL TRUST, INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2012

(in thousands)

	Company Historical (A)	Acquisition of Lake Pleasant Pavilion (B)	Company Pro Forma
ASSETS:
Property, net	$676,208	$39,866	$716,074
Cash and cash equivalents	9,225	(283)	8,942
Lease intangibles, net	71,088	3,866	74,954
Other	31,637	283	31,920

Total Assets	$788,158	$43,732	$831,890

LIABILITIES AND EQUITY:
Liabilities:
Mortgage and notes payable	$243,906	$42,827	$286,733
Accounts payable and other liabilities	25,434	—	25,434
Lease intangibles, net	16,759	905	17,664

Total liabilities	286,099	43,732	329,831

Equity:
Total stockholder’s equity	486,163	—	486,163
Non-controlling interests	15,896	—	15,896

Total equity	502,059	—	502,059

Total liabilities and equity	$788,158	$43,732	$831,890

See accompanying notes

EXCEL TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three months ended March 31, 2012

(in thousands, except per share amounts)

	Company Historical	Acquisition of Lake Pleasant Pavilion	Company
	(C)	(D)	Pro Forma
REVENUES:
Rental revenue	$16,153	$749	$16,902
Tenant recoveries	3,267	212	3,479
Other income	360	7	367

Total revenues	19,780	968	20,748

EXPENSES:
Maintenance and repairs	1,322	8	1,330
Real estate taxes	2,065	188	2,253
Management fees	191	—	191
Other operating expenses	829	60	889
General and administrative	3,502	—	3,502
Depreciation and amortization	8,279	273	8,552

Total expenses	16,188	529	16,717

Net operating income	3,592	439	4,031
Interest expense	(3,674)	(478)	(4,152)
Interest income	53	—	53
Changes in fair value of financial instruments and gain on OP unit redemptions	462	—	462

Net income	433	(39)	394
Net loss (income) attributable to non-controlling interest	5	2	7

Net income attributable to Excel Trust, Inc.	438	$(37)	$401
Preferred stock dividends	(2,121)	—	(2,121)

Net (loss) income attributable to the common stockholders	$(1,683)	$(37)	$(1,720)

Net loss per share attributable to the common stockholders—basic and diluted	$(0.06)		$(0.06)

Weighted-average common shares outstanding—basic and diluted	31,761	—	31,761

See accompanying notes

EXCEL TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31, 2011

(in thousands, except per share amounts)

	Company Historical (C)	Acquisition of Lake Pleasant Pavilion (D)	Company Pro Forma
REVENUES:
Rental revenue	$44,265	$2,946	$47,211
Tenant recoveries	10,300	883	11,183
Other income	662	18	680

Total revenues	55,227	3,847	59,074
EXPENSES:
Maintenance and repairs	3,792	25	3,817
Real estate taxes	6,373	752	7,125
Management fees	576	—	576
Other operating expenses	3,106	253	3,359
Changes in fair value of earn-outs	(434)	—	(434)
General and administrative	12,773	—	12,773
Depreciation and amortization	23,290	1,092	24,382

Total expenses	49,476	2,122	51,598

Net operating income	5,751	1,725	7,476
Interest expense	(13,181)	(1,912)	(15,093)
Interest income	297	—	297
Gain on acquisition of real estate and sale of land parcel	1,479	—	1,479
Changes in fair value of financial instruments	1,154	—	1,154

Net (loss) income from continuing operations	(4,500)	(187)	(4,687)
Income from discontinued operations before gain on sale of real estate assets	1,023	—	1,023
Gain on sale of real estate assets	3,976	—	3,976

Income from discontinued operations	4,999	—	4,999

Net income	499	$(187)	$312
Net (income) loss attributable to non-controlling interest	(51)	4	(47)

Net income attributable to Excel Trust, Inc.	448	$(183)	$265
Preferred stock dividends	(3,228)	—	(3,228)

Net (loss) income attributable to the common stockholders	$(2,780)	$(183)	$(2,963)

Net loss per share attributable to the common stockholders – basic and diluted	$(0.15)		$(0.16)

Weighted-average common shares outstanding—basic and diluted	22,465	—	22,465

See accompanying notes

EXCEL TRUST, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(A) Derived from the Company’s condensed consolidated financial statements as of March 31, 2012.

(B) To reflect the acquisition of the Property as if it were acquired March 31, 2012 for a purchase price of $41.8 million, not including closing costs. The acquisition was funded by an assumed mortgage note of approximately $28.3 million and cash from borrowings on the Company’s unsecured revolving credit facility. The acquisition method of accounting was used to allocate the purchase price to tangible and identifiable intangible assets and liabilities and other working capital liabilities assumed according to their fair values. The purchase price has been allocated for the pro forma adjustments as follows:

Land	$15,981
Building	22,074
Site improvements	722
Tenant improvements	1,089
Lease intangible assets	3,866
Debt premium	(1,077)
Lease intangible liabilities	(905)

$41,750

(C) Derived from the Company’s condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2012 and for the year ended December 31, 2011.

(D) To reflect the acquisition of the Property as if it were acquired on January 1, 2011. The pro forma adjustments include the pro forma operations of the Property. The acquisition method of accounting was used to allocate the purchase price to tangible and identified intangible assets and liabilities according to their fair values. The amount allocated to building, site improvements and tenant improvements is depreciated over an estimated useful life of 40 years, 11 years and six years, respectively. The amounts allocated to intangible lease assets and liabilities are amortized over the lives of the leases with an average life of five years and six years, respectively.

Historical revenue of $819,000 and $3.2 million is decreased by $70,000 and $279,000, respectively, for the pro forma net amortization of above and below market leases for the three months ended March 31, 2012 and for the year ended December 31, 2011.

Expenses are based on historical operations of the previous owner except for real estate property tax which is calculated using an estimated reassessed tax basis subsequent to the acquisition (based on the purchase price and prevailing tax rates). Tenant recoveries have been adjusted to reflect the estimated property tax expense.

Interest expense reflects estimated interest costs incurred for the three months ended March 31, 2012 and for the year ended December 31, 2011 based on the assumption of a mortgage note in the amount of approximately $28.3 million, with a fixed interest rate of 6.1%, and borrowings of $13.5 million from the Company’s unsecured revolving credit facility used to fund the acquisition. The Company’s unsecured revolving credit facility bears interest at the rate of LIBOR plus a margin of 220 basis points to 300 basis points, depending on the Company’s leverage ratio. Interest is assumed to be 2.5% for the periods presented based on the interest rate in effect at the time of the Company’s acquisition of the Property in May 2012 and historic LIBOR rates during the period from January 1, 2011 to March 31, 2012, which have ranged from 0.19% to 0.28% (a 0.125% variance in the assumed interest rate of 2.5% would result in an increase or decrease in interest expense of approximately $4,000 for the three months ended March 31, 2012 and $17,000 for the year ended December 31, 2011, respectively). Interest expense also reflects a reduction to interest expense for the amortization of $1.1 million of debt premium and an increase for the amortization of $283,000 of loan fees over the remaining life of the loan, which matures in October 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012	Excel Trust, Inc.

	By:	/s/ JAMES Y. NAKAGAWA
James Y. Nakagawa
Chief Financial Officer

EXHIBITS

Exhibit	Description of Exhibit

23.1	Consent of Deloitte & Touche LLP